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                                                                   EXHIBIT 99.1


                                      PROXY

                            DEVON ENERGY CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints James L. Pate and J. Larry Nichols or either one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Grand Avenue Room, Second Floor, Renaissance Oklahoma City Hotel, 10 North Broadway, Oklahoma City, Oklahoma, on -, -, 2000, at 10:00 a.m., local time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
SIDE                                                                        SIDE

                                   DETACH HERE
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/X/  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED BELOW.







1. Approve the merger agreement and the merger.           FOR   AGAINST ABSTAIN
                                                          / /     / /      / /


2. Approve the stock option amendment.                    / /     / /      / /


3. Other matters: In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

            MARK HERE IF YOU PLAN TO ATTEND THE MEETING                    / /

            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                  / /

Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.




Signature: _________________Date ______Signature:  _________________Date______